Second Quarter 2021 Earnings Release Conference Call
July 30, 2021

Randy Wilson – Terex Corporation – Director, Investor Relations

Good morning and welcome to the Terex Corporation second quarter 2021 earnings conference call. A copy of the press release and presentation slides are posted on our Investor Relations website at investors.terex.com. In addition, the replay and slide presentation will be available on our website. I am joined by John Garrison, Chairman and Chief Executive Officer, and John “Duffy” Sheehan, Senior Vice President and Chief Financial Officer. Their prepared remarks will be followed by a question and answer session.

Please turn to slide 2 of the presentation, which reflects our safe harbor statement. Today’s conference call contains forward-looking statements, which are subject to risks that could cause actual results to be materially different from those expressed or implied. In addition, we will be discussing non-GAAP information that we believe is useful in evaluating the Company’s operating performance. Reconciliations for these non-GAAP measures can be found in the conference call materials. Please turn to slide 3 and I’ll turn it over to John Garrison.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Good morning and thank you for joining us and for your interest in Terex. I want to take a moment and emphasize once again that Terex’s actions are always guided by our values. We consistently act with integrity, operate with excellence and care for our team members, customers and communities. That is true every quarter, but it has been especially important in this past 18 months as the world has dealt with unprecedented challenges brought on by the COVID-19 pandemic. While risks remain, many of the world’s economies are moving forward. I would like to thank our team members around the world for their continued commitment to our Zero Harm Safety Culture and Terex Way Values. Safety remains the top priority in the Company, driven by Think Safe, Work Safe, Home Safe.  All Terex team members have contributed to our effort to continue to produce and service equipment for our customers while following the protocols and maintaining a safe working environment. I would like to offer my gratitude to our team members and distributors who have worked through so many unique circumstances over the last year. We owe our results to the incredible efforts of our operations and parts team members who kept our facilities running. Our sales and service team members, along with our distributors, have also gone above and beyond to meet the needs of our customers. Finally, we are proud to be a values-based company with process leadership in Environmental, Social and Governance (“ESG”) practices. This past quarter we spent time speaking to some of our investors regarding ESG. If you would like to learn more about our initiatives, please see our Investor Relations website. We would welcome the opportunity to speak with you regarding our ESG program.

Please turn to slide 4. Now, let me recap some of our results which Duffy will describe in greater detail. We continue to deliver positive results as customer demand remained strong during the quarter. While revenues were below our expectations due to supply chain challenges limiting production output, we increased operating margins and bookings in both Aerial Work Platforms (“AWP”) and Materials Processing (“MP”) dramatically year-over-year. We significantly improved our second quarter earnings per share (“EPS”) compared to last year and we are increasing our earnings and free cash flow outlook for full-year 2021. AWP and MP continued to effectively manage supply chain disruptions. As a result of the strong execution in both segments, second quarter 2021 operating margins improved dramatically to 11.8% for the Company, with both segments delivering double-digit operating margins. This represents a 170 basis point adjusted operating margin improvement on revenues 20% lower than the second quarter of 2019. Our intense focus on net working capital management and improved profitability drove $101 million of positive free cash flow in the quarter and more than $140 million of free cash flow year-to-date. During the second quarter our team continued to respond to increased customer demand, effectively managed supply chain and logistics disruptions, tightly managed all costs and delivered improved margins and outstanding positive free cash flow. Our financial results demonstrate that our strategic priorities are working to improve the Company and deliver positive financial results for shareholders.

Please turn to slide 5. We delivered strong financial results as our strategic operational priorities of Execute, Innovate and Grow continue to make excellent progress. First, we continue to improve Terex’s global cost-competitiveness. We expect our SG&A as a percent to sales to be below our target of 12.5% for the full-year 2021. We are maintaining strict cost discipline while recognizing that growth in the business will necessitate investment spending. In the first quarter we announced the planned move of our Oklahoma City telehandler production to Monterrey, Mexico. This action is on track and will reduce the cost of manufacturing our telehandler products for the North American market. The team is addressing continued supply chain disruptions across various supply inputs and product lines. Suppliers and logistics providers are currently working hard to ramp up and meet our production requirements and we are committed to meeting customer demand. Our team members in both segments have worked hard to adapt and maintain production schedules. Turning to innovation, we continue to listen to our customers, ensuring our products and services have the features and benefits that provide value. We have also invested in our connected assets and digital capabilities to better serve customers. For example, our new Genie micro scissors increases on the job productivity. Terex Utilities recently introduced a new digger derrick for construction and maintenance of the electric grids, and MP continues to develop, implement and rollout digital solutions, such as Connected Dealer Inventory, Telematics and eCommerce. Finally, we are investing in inorganic opportunities for future growth. We recently completed two actions. First, we acquired a facility in China to localize production to meet increasing demand for our industry-leading mobile crushing and screening products and we are excited about the growth prospects in China. Second, we completed a bolt-on acquisition, purchasing MDS International, which is a well-established business of heavy duty aggregate trommels that broadens our product offerings. While this was not a financially significant investment, it demonstrates our progress with inorganic growth via bolt-on acquisitions, as we have previously communicated. Terex is well positioned for growth in 2021 and beyond because we have strong businesses, strong brands and strong market positions. We continue to invest, including in new, innovative products, digital capabilities and manufacturing capacity.

Turning to slide 6, our AWP and MP segments continue to perform well, allowing us to capture the benefits from the positive market fundamentals that we are seeing. First, in Genie the current market dynamics point to a multi-year replacement cycle for access equipment. The average age of fleets globally is increasing and customers need to replenish their fleets, so the replacement cycle is kicking in. We are beginning to see positive indicators for non-residential investment as well as continued strong order activity. Before wrapping up my comments regarding Genie, I am pleased that we announced earlier this week that Simon Meester was named President of Genie. I thoroughly enjoyed working with Simon and the Genie team over the past year. Simon is the right leader for the Genie business. Turning to our Utilities business, demand is strong across its end-markets of tree care, rental and investor-owned utilities. In addition, we are experiencing strong growth in our Utilities parts and service business. Next, in MP we expect global demand for crushing and screening equipment to continue to grow. Broad based economic growth, construction activity and aggregates consumption are the primary market drivers. We are seeing strong markets for the cement mixer, material handling and environmental businesses. In addition, global monetary and fiscal stimulus programs have supported stronger demand in our end-markets. Overall, we are seeing robust market conditions around the world for our industry leading products and solutions. With that, let me turn it over to Duffy.

John Sheehan – Terex Corporation – Senior Vice President and Chief Financial Officer

Thanks, John. Turning to slide 7, let’s look at our second quarter results. Overall, revenues of $1 billion were up 50% year-over-year, with both of our operating segments’ revenues up significantly. For the quarter, we recorded an operating profit of $123 million compared to only $7 million in the second quarter of last year. We achieved an operating margin of approximately 12% through disciplined cost control and fulfilling as much customer demand as possible given the realities of the global supply chain during the quarter. The second quarter operating profit does include $4 million of benefits from the release of a financing receivable reserve and the recording of a VAT receivable related to prior years, offset by a $1 million charge for a business impairment and restructuring. Improved gross margins and lower SG&A as a percent to sales allowed Terex to expand operating margins significantly year-over-year. Interest and other expense was approximately $22 million higher than Q2 of last year, driven by $26 million of costs in connection with the refinancing of a significant portion of our capital structure, offset by $4 million in interest savings. Our second quarter 2021 global effective tax rate was approximately 17%, driven by a mix of discrete items in the quarter. Our tax rate estimate for the full year remains 19%, consistent with our previous outlook. Finally, our reported EPS of $1.02 per share includes $23 million of interest charges and other callouts that I just discussed and amounted to a $0.26 per share reduction in EPS in the quarter.

Turning to slide 8 and our AWP segment financial results. AWP sales of $595 million were up 44% compared to last year, driven by a dramatic improvement in all our global markets. The Utilities market improved significantly, as evidenced by strong customer bookings. AWP delivered double-digit operating margins in the quarter, driven by increased production and aggressively managing all costs. Second quarter bookings of $747 million were up dramatically compared to Q2 2020, while backlog at quarter-end was $1.4 billion, close to three-times the prior year.

Now turning to slide 9 and MP’s Q2 financial results. MP had another great quarter. Sales of $441 million were up 67% compared to last year, driven by strong customer sentiment across all end-markets and geographies. The MP team has been aggressively managing all elements of cost as end-markets improve, resulting in an operating margin above 16%. It is a testament to the MP team’s operational strength to deliver these robust operating margins. Backlog of $868 million more than tripled from last year and was up 22% sequentially. MP saw its businesses strengthen through the quarter, with bookings up approximately 160% year-over-year. Customer demand in both segments is very positive. Equipment is being ordered, utilized and serviced, as end-market demand continues to remain strong.

Turning to slide 10, I will now review our updated financial outlook for the full year. This outlook takes into consideration the current end-market demand environment, as well as the supply chain headwinds that we have discussed today. As for commercial demand, we have seen our end-markets remain robust over the course of the second quarter. All other things being equal, we expect continued

end-market strength in both segments over the remainder of the year and increasing levels of AWP customer fleet replenishment. Our full-year revenue outlook is limited though as a result of the availability of components from our supply chain. From a quarterly perspective, we now expect revenues for the full year to be slightly higher in the second half than the first half of the year, with the third quarter being the strongest of the year. We continue to expect both our operating profits and margins to increase each quarter year-over-year in 2021. However, as a result of commodity cost increases outpacing customer price increases, the absolute amount of operating profit in the second half of 2021 is expected to be lower than the actual operating profit achieved in the first-half 2021. We continue to plan for total company incremental margins for the full-year 2021 which meet or exceed our 25% target. As a result of positive first-half callouts, corporate and other costs are expected to be slightly higher in the second half versus the first half of the year. Including $0.26 per share of costs for refinancing of our capital structure and the other callouts in Q2, our full-year EPS outlook is increased to $2.85 to $3.05 per share, based on sales of approximately $3.9 billion. Quarterly earnings per share are expected to be generally consistent with the development of operating profits during the year. For the full-year 2021, we are estimating free cash flow of approximately $200 million, reflecting a strong year of positive cash generation. Full-year free cash flow includes approximately $75 million from income and VAT tax refunds, which are not expected to reoccur. During the first half of 2021, we received approximately $35 million of these refunds. We continue to plan for capital expenditures net of asset dispositions of approximately $90 million. The largest project included in capital expenditures is for the Genie Mexico manufacturing facility.

Turning to slide 11 and I will summarize our updated 2021 EPS Outlook. We expect the strong customer sentiment demonstrated in Q2 by our AWP and MP customers to continue throughout 2021. Our 2021 full-year EPS outlook reflects: first, our out-performance over the first half of the year; second, the operating profit contribution on additional revenue for Q3 and Q4; and third, net cost pressures from material cost headwinds. Overall, our 2021 outlook represents a significant improvement in operating performance when compared to 2020. We will continue to aggressively manage costs while positioning our businesses for growth.

Turning to slide 12 and I will review our disciplined capital allocation strategy. Our team members remain vigilant and will continue to efficiently manage production and scrutinize every expenditure. The strong, positive free cash flow of $101 million in the quarter demonstrates the focus and discipline our team members continue to demonstrate to tightly manage net working capital. Terex has ample liquidity, we have over $1.1 billion available to us with no near-term debt maturities, so we can manage and grow the business. Our strong liquidity position and cash generation allowed us to prepay $83 million of term loans during Q2, which is in addition to the $196 million of term loans prepaid in early February. In addition, we continued to pay our quarterly dividend. We are committed to strengthen Terex’s balance sheet, while maintaining flexibility to execute on our organic and inorganic growth plans. And with that John, I will turn it back to you.

John L. Garrison, Jr. – Terex Corporation – Chairman and Chief Executive Officer

Thanks Duffy, turning to slide 13 to wrap up our remarks. Terex team members around the world are focused on the right things: safety, health, customers and improved productivity. End markets are strong and the team is managing supply chain headwinds. We are driving positive free cash flow. We are continuing to invest in innovative products to meet increased customer demand. We are focused on both organic and inorganic growth. As a result of these actions, Terex is well positioned to deliver strong 2021 results. And with that, let me turn it back over to Randy.

Randy Wilson – Terex Corporation – Director, Investor Relations

Thanks, John. As a reminder, during the question and answer session, we ask you to limit your questions to one and a follow-up to ensure we answer as many questions as possible this morning. With that, I would like to open it up for questions.

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